SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2007

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 28, 2007, the Registrant issued a press release announcing that it has sold 157 acres of excess real estate adjacent to its Palm Meadows Training Center located in Palm Beach County, Florida to a subsidiary of MI Developments Inc. (“MID”), its parent company, in return for cash consideration of $35 million.  In addition, the Registrant has been granted a profit participation right in respect of the property under which it is entitled to receive 15% of net proceeds from any sale or development of the property after MID achieves a 15% internal rate of return.

The Registrant’s consideration of the real estate transactions was supervised by the Special Committee of the Registrant’s board of directors, consisting of Jerry D. Campbell (Chairman), Louis E. Lataif and William J. Menear. The transactions were approved by the Registrant’s board after a favorable recommendation of the Special Committee.

The full text of the press release issued by the Registrant is attached as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The full text of the Agreement of Purchase and Sale is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1	Press Release dated March 28, 2007.

Exhibit 10.1	Agreement of Purchase and Sale dated March 27, 2007, between 2004 Delaware Inc., Palm Meadows Estates, LLC and GPRA Thoroughbred Training Center, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

March 28, 2007	by:	/s/William G. Ford
William G. Ford
Corporate Secretary